UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 26, 2007
                                                           -------------

                       PROVIDENT FINANCIAL SERVICES, INC.
                       ----------------------------------
             (Exact Name of Registrant as Specified in its Charter)

    Delaware                      001-31566                 42-1547151
---------------------         --------------------          ----------
(State or Other Jurisdiction) (Commission File No.)         (I.R.S. Employer
      of Incorporation)                                      Identification No.)


830 Bergen Avenue, Jersey City, New Jersey                     07306-4599
------------------------------------------                     ----------
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:  (201) 333-1000
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01  Other Events.
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     Consistent with its ongoing efforts to manage expenses and create operating efficiencies, The Provident Bank, the wholly-owned savings bank subsidiary of Provident Financial Services, Inc. (together, the "Company") will implement a voluntary resignation program scheduled to be completed in the fourth quarter of 2007. This voluntary program will be offered to certain employees who have 20 or more years of service with the Company. The offer will not be made to employees who work in or oversee the operation of the Company's retail branch offices or to members of executive management. Approximately 50 employees, or 5.0% of the Company's 988 full-time equivalent employees, fit the criteria for eligibility and will be offered the program.

     Under the voluntary resignation program, an employee who accepts the proposal will be offered severance and continuation of health, dental and insurance benefits for a fixed period of time following his or her termination date. In the event that all of the employees who are offered the voluntary resignation program accept the offer, the projected one-time expense to the Company, net of tax, would be approximately $3.7 million. After giving effect to the estimated cost to hire replacements for employees serving in critical functions, the projected annual cost savings, net of tax, would be approximately $1.7 million. It is anticipated that the one-time expense would be recognized in the third quarter of 2007.

     There can be no assurance as to the number of employees who may accept the voluntary resignation program proposal. As a result, the actual one-time expense and annual cost savings cannot be determined at this time. In addition, the Company's ability to realize the projected annual cost savings may be impacted if the actual number of replacement employees exceeds the estimate used by the Company. The Company will explore technology solutions and re-staffing to the extent feasible to lessen the need to hire in those instances.


Item 9.01. Financial Statements and Exhibits

          (a) Financial Statements of Businesses Acquired. Not applicable

          (b) Pro Forma Financial Information. Not applicable

          (c) Shell company transactions. Not applicable

          (d) Exhibits. Not applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       PROVIDENT FINANCIAL SERVICES, INC.



DATE:  July 27, 2007                   By: /s/ Christopher Martin
                                           -----------------------
                                           Christopher Martin, President